Exhibit 20.1

Creation Date Tue Jul  7, 1998  06:09 PM                            Page    1
CMB95A

From: The Chase Manhattan Bank

To:   Norwest Bank Minnesota, N.A.


                   MONTHLY CERTIFICATEHOLDER'S REPORT
                   ----------------------------------

Due Period 34 Beginning Date                     06/01/1998
Due Period 34 End Date                           06/30/1998
Determination Date                               07/10/1998
Remittance Date                                  07/15/1998


I.    Monthly Principal and Principal Carryover Shortfall to Certificateholders
      (Per $1000 of Original Principal Amount)                  $ 13.5400151803

II.   Monthly Interest and Unpaid Interest to Certificateholders
      (Per $1000 of Original Principal Amount)                   $ 0.8206469869

III.  Monthly Expenses Summary

      A. Servicing Fee Disbursement                                $ 205,208.20
      B. Cash Collateral Account Expense                                 $ 0.00
      C. Total Expenses paid
         (per $1000 of Original Principal Amount)                $ 0.1367744956

IV.   Cash Collateral Account Deposit Amount                             $ 0.00

V.    Outstanding Advance Summary

      A. From Prior Period                                       $ 3,930,320.28
      B. From Current Period                                     $ 3,882,077.53
      C. Change in Amount Between Periods (Lines B - A)            $ -48,242.75

VI.   Pool Factor Information

      A. Certificate Principal Balance                         $ 225,935,222.98
      B. Initial Certificate Balance                         $ 1,500,339,658.38
      C. Pool Factor (Lines A / B)                               0.150589382689

VII.  Available Cash Collateral Account Information for Due Period

      A. Available Cash Collateral Amount                       $ 12,312,492.24
      B. Available Cash Collateral Amount Percentage            5.000000001421%

VIII. Required Cash Collateral Amount

      A. For the Current Collection Period                      $ 12,312,492.24
      B. For the Next Collection Period                         $ 11,296,761.15